UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 11, 2016

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2016, Tejon Ranch Co. held its 2016 Annual Meeting of Stockholders. In connection with his election as a Class II Director at the 2016 Annual Meeting, on May 11, 2016 Steven A. Betts resigned as a Class III Director, effective as of his taking office as a Class II Director.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Three proposals were acted on at the 2016 Annual Meeting: (1) The election of three Class II Directors, (2) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and (3) an advisory approval vote on executive compensation. Tejon Ranch Co. stockholders elected all three of the Class II Directors, approved the appointment of Ernst & Young LLP, and approved the advisory vote on executive compensation.

Following are the votes cast for or withheld for each Director:

	For	Withheld	Not voted
Robert A. Alter	16,243,274	527,869	2,601,593
Steven A. Betts	15,188,745	1,582,398	2,601,593
Daniel R. Tisch	16,521,270	249,873	2,601,593

Following are the votes cast for and against ratification of the independent public accounting firm:

For	Against	Abstain
19,168,525	183,057	21,154

Following are the votes cast related the advisory approval vote on executive compensation:

For	Against	Abstain	Not voted
10,862,720	5,836,468	71,955	2,601,593

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2016	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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